POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints BRIAN GREENSPAN as his true and lawful attorney-in fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statements listed on the attached schedule, for AMERICAN GENERAL LIFE INSURANCE COMPANY, THE VARIABLE ANNUITY LIFE INSURANCE COMPANY and THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK which serve as Depositors and AMERICAN HOME ASSURANCE COMPANY which serves as Guarantor, and to file the same, with all exhibits thereto, and other documents in connection therewith, as fully to all intents as he might or could do in person, including specifically, but without limiting the generality of the foregoing, to (i) take any action to comply with any rules, regulations or requirements of the Securities and Exchange Commission under the federal securities laws; (ii) make application for and secure any exemptions from the federal securities laws; (iii) register additional insurance and annuity contracts under the federal securities laws, if registration is deemed necessary. The undersigned hereby ratifies and confirms all that said attorney-in-fact and agent, or his substitute, shall do or cause to be done by virtue hereof.

AMERICAN HOME ASSURANCE COMPANY
GUARANTOR PRODUCT SCHEDULE – 4/30/2020

Registrant Name	File Nos.
AGL VARIABLE SEPARATE ACCOUNT	333-185797 American Pathway II
811-03859	333-185798 Polaris
333-185799 Polaris II
333-185831 PolarisAmerica
333-185838 Polaris Platinum II
333-185800 Polaris II Platinum Series
333-185837 Polaris Choice II / Polaris Choice III
333-185818 WM Diversified Strategies
333-185820 WM Diversified Strategies III
333-185815 Polaris Advisor
333-185801 Polaris Protector
333-185816 Polaris Preferred Solution
333-234470 ICAP II
333-234471 Vista Capital Advantage
333-234472 Anchor Advisor
AGL VARIABLE ANNUITY ACCOUNT FIVE	333-185829 Seasons
811-07727	333-185804 Seasons Select II
333-185825 Seasons Select
333-185826 Seasons Triple Elite / Seasons Elite
333-185822 Seasons Advisor
333-185824 Seasons Advisor II
333-185828 Seasons Preferred Solution
AGL VARIABLE ANNUITY ACCOUNT SEVEN	333-185806 Polaris Plus
811-09003	333-185807 Polaris II A-Class / Polaris II A-Class Platinum Series
333-185832 Polaris II Asset Manager
AGL VARIABLE ANNUITY ACCOUNT NINE	333-185834 Ovation
811-21096	333-185835 Ovation Plus
333-185841 Ovation Advantage
333-185842 Ovation Advisor
USL - FS VARIABLE SEPARATE ACCOUNT	333-178854 Polaris NY/ Polaris II NY / Polaris II NY – Jones
811-08810	333-178859 WM Diversified Strategies III NY
333-178857 FSA Advisor
333-178853 Polaris Choice NY / Polaris Choice III NY
333-178855 Polaris II A-Class Platinum Series NY
333-178850 Polaris Advantage NY
333-234490 ICAP II NY
333-234491 Vista Capital Advantage NY
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Registrant Name	File Nos.
USL - FS VARIABLE ANNUITY ACCOUNT FIVE	333-178860 Seasons Triple Elite NY/ Seasons Elite NY
811-08369	333-178858 Seasons Select II NY
AGL SEPARATE ACCOUNT D	033-43390 Generations VA, Variety Plus VA
811-02441	002-49805 Front End Load, Regular Surr. Charge
333-70667 Platinum Investor VA
333-40637 Select Reserve VA
033-57730 WM Advantage VA
333-109206 Platinum Investor IVA
333-25549 WM Strategic Asset Manager VA
333-234476 Black, VA, Blue VA, Green VA
333-234477 Orange VA, Yellow VA
333-234478 The Chairman VA
333-234479 Individual VA Contracts
AGL SEPARATE ACCOUNT VL-R	333-89897	AG Legacy Plus
811-08561	333-42567 Platinum Investor I VUL
333-90787 Platinum Investor Survivor VUL
333-80191 Corporate America VUL
333-53909 Legacy Plus VUL (Orig.)
333-103361 Platinum Investor II VUL
333-43264 Platinum Investor III VUL
333-188318 Platinum Investor IV VUL
333-129552 Platinum Investor VIP (Orig.)
333-109613 Platinum Investor FlexDirector
333-82983 Platinum Investor PLUS VUL
333-65170 Platinum Investor Survivor VUL
333-87307 Platinum Investor Survivor II VUL
333-87307 The ONE VUL Solution
333-234481 EquiBuilder VUL
333-234482 EquiBuilder II VUL
333-234480 EquiBuilder III VUL
USL SEPARATE ACCOUNT USL VL-R	333-151575 Income Advantage Select VUL
811-09359	333-149403 Protection Advantage Select VUL
333-137941 Platinum Investor VIP VUL
333-105246 Platinum Investor PLUS VUL
333-79471 Platinum Investor VUL
USL SEPARATE ACCOUNT USL A	333-63673	Generations VA
811-04865
VALIC SEPARATE ACCOUNT A	002-32783	GUP & GTS-VA
811-03240	033-75292 Portfolio Director / Portfolio Director 2/
Portfolio Director Plus
	333-49232	Potentia
002-96223 UIT-981
333-124398 Independence Plus VA

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Signature	Title	Date

/s/ DAVID H. MCELROY	Director, President, CEO and	April 17, 2020
__________________________________	Chairman of the Board of Directors

DAVID H. MCELROY
/s/ ALEXANDER R. BAUGH	Director and Executive Vice President	April 17, 2020
__________________________________

ALEXANDER R. BAUGH
/s/ THOMAS A. BOLT	Director and Executive Vice President	April 17, 2020
__________________________________

THOMAS A. BOLT
/s/ ELIAS F. HABAYEB	Director, Chief Financial Officer and	April 20, 2020
__________________________________	Executive Vice President

ELIAS F. HABAYEB
/s/ BARBARA LUCK	Director	April 21, 2020
__________________________________

BARBARA LUCK
/s/ KENNETH RIEGLER	Director and Senior Vice President	April 17, 2020
__________________________________

KENNETH RIEGLER
/s/ ANTHONY VIDOVICH
__________________________________	Director and Executive Vice President	April 17, 2020
ANTHONY VIDOVICH

AH - 3